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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-83411 of Torchmark Corporation on Form S-3 of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of Torchmark Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus Supplement dated December 11, 2001, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
-----------------------------
DELOITTE & TOUCHE LLP

Dallas, Texas
December 11, 2001